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                                   EXHIBIT 23

                                 TO FORM 10-K OF
                           SEA PINES ASSOCIATES, INC.

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement on Form S-8, filed on June 18, 2001, pertaining to the Director Stock Compensation Plan and the Deferred Issuance Stock Plan of Sea Pines Associates, Inc. of our report dated December 6, 2002, with respect to the consolidated financial statements of Sea Pines Associates, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002.

/s/ Ernst & Young LLP
January 13, 2003